UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016 (November 30, 2016)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) relates to the Form 8-K filed by OceanFirst Financial Corp. (the “Company”) with the Securities and Exchange Commission on December 1, 2016 (the “Original 8-K”) announcing the completion of the Company’s acquisition of Ocean Shore Holding Co. on November 30, 2016 (the “Transactions”). This Amendment corrects an inadvertent misstatement of the total value of the Transactions. This Amendment amends and restates in its entirety Item 8.01 of the Original 8-K. No other changes were made to the Original 8-K.

Item 8.01	Other Events.

On November 30, 2016, the Company issued a press release (the “Press Release”) announcing the completion of the Transactions. The Press Release indicated a transaction value of $202 million, while the correct total transaction value was approximately $181 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated: December 6, 2016	/s/ Michael J. Fitzpatrick

Name: Michael J. Fitzpatrick Title: Executive Vice President & CFO